MEDIA RELEASE

FOR IMMEDIATE RELEASE
April 30, 2026

Contact: Kelly McPhee, Banner Bank Senior Vice President, PR & Communications, 509-232-1968 or Kelly.mcphee@bannerbank.com

Banner Corporation to Acquire Pacific Financial Corporation
WALLA WALLA and ABERDEEN, WASH. Banner Corporation (“Banner”) (NASDAQ: BANR), the holding company for Banner Bank, and Pacific Financial Corporation (“Pacific Financial”) (OTCQX: PFLC), the holding company for Bank of the Pacific, today jointly announced that they have entered into a definitive merger agreement. Under the terms of the agreement, Banner will acquire Pacific Financial in an all-stock transaction, subject to the terms and conditions set forth therein. Following closing, the combined company is expected to have approximately $18 billion in assets.

Bank of the Pacific is a 55-year-old Washington state-chartered commercial bank serving business and consumer clients at 18 branches and offices in Western Washington and Northern Oregon. At March 31, 2026, Bank of the Pacific had assets of $1.29 billion, a high-quality loan portfolio of $762 million, and a low-cost deposit base of $1.14 billion. Upon completion of the merger, Denise Portmann, President and CEO, is expected to join the Banner Bank executive team.

Banner Bank is also a Washington state-chartered commercial bank that has been serving businesses and consumers for more than 135 years through a network of locations in Washington, Oregon, Idaho and California. Banner had assets of $16.34 billion as of March 31, 2026.

“Bank of the Pacific is a highly-respected, financially strong community bank with exceptional core deposits, and we’re pleased they selected Banner as their merger partner,” said Mark Grescovich, Banner President and CEO. “This transaction expands our presence and density in attractive Western Washington and Western Oregon markets while offering Bank of the Pacific customers broader product offerings and technology tools, increased commercial lending limits and an expanded branch delivery system. We look forward to Denise joining our executive team and are pleased to welcome their employees, customers and shareholders to Banner.”

Portmann, Bank of the Pacific President and CEO added, “I am extremely proud of our team and all that we have achieved together. Combining with Banner represents an exciting next chapter, creating tremendous opportunities for our employees, customers and shareholders. Our organizations share many important values—we are both financially strong, take a relationship-based approach to banking, are deeply committed to the communities we serve, trust and empower our employees, and take great care in delivering outstanding customer service.”

Under the terms of the merger agreement, Pacific Financial shareholders will receive 0.2633 shares of Banner common stock in exchange for each share of Pacific Financial common stock. Based on the closing price of $66.25 per share of Banner common stock on April 29, 2026, the implied value of the merger consideration to be received by Pacific Financial shareholders is equal to $17.44 per share or approximately $177 million in aggregate. The merger is expected to qualify as a tax-free reorganization for Pacific Financial shareholders. Following closing, based on the number of issued and outstanding shares of Banner common stock and shares of Pacific Financial common stock currently outstanding, Pacific Financial shareholders are expected to own approximately 7%, and Banner shareholders will own approximately 93%, of the combined company.

Banner expects the transaction, once closed, to be immediately accretive to 2027 earnings per share, excluding one-time transaction expenses.

The boards of directors of Banner and Pacific Financial each unanimously approved the merger agreement and the merger. The transaction is subject to approval by Pacific Financial shareholders, regulatory approvals and other customary closing conditions and is expected to close in the third quarter of 2026. For more information concerning the merger, please see the investor presentation posted April 30, 2026 in the “Events and Presentations” section of Banner’s investor relations website (https://investor.bannerbank.com).

Pacific Financial was advised by Piper Sandler as financial advisor, and Miller Nash LLP as legal counsel. Banner was advised by BofA Securities as financial advisor, and Ballard Spahr LLP as legal counsel.

About Banner Corporation
Banner Corporation is a $16.34 billion bank holding company operating a commercial bank in four Western states through a network of branches. For more than 136 years, Banner Bank has offered a full range of deposit and cash management services as well as business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank at www.bannerbank.com. Banner’s investor relations website is https://investor.bannerbank.com. The contents of Banner’s websites are not deemed to be incorporated by reference into this press release.

About Pacific Financial Corporation
Pacific Financial Corporation of Aberdeen, Washington, is the bank holding company for Bank of the Pacific, a state chartered and federally insured commercial bank. Bank of the Pacific offers banking products and services to small-to-medium sized businesses and professionals in western Washington and Oregon and operates 15 branches in the communities of Grays Harbor, Pacific, Thurston, Whatcom, Skagit, Clark and Wahkiakum counties in the State of Washington, and three branches in the communities of Clatsop and Clackamas counties in Oregon. Bank of the Pacific also operates loan production offices in the communities of Burlington, Washington and Salem, Oregon. Visit Bank of the Pacific’s website at www.bankofthepacific.com. Pacific Financial Corporation’s investor relations website is https://ir.bankofthepacific.com. The contents of Pacific Financial’s websites are not deemed to be incorporated by reference into this press release.

Caution Regarding Forward-Looking Statements
This press release contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing of the merger with Pacific Financial and expectations, goals, projections and benefits relating to the merger, as well as other statements regarding Banner’s goals, intentions and expectations, business plan and growth strategies, and the anticipated future performance of Banner, whether with respect to the merger or otherwise.

Forward-looking statements are not historical facts but instead express only Banner management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. Actual results and outcomes may differ, possibly materially, from the anticipated results or outcomes indicated in these forward-looking statements because of risks and uncertainties, including, but are not limited to the risk that: (1) the business of Pacific Financial may not be integrated with Banner’s business successfully or such integration may be more difficult, time-consuming or costly than expected; (2) any of the anticipated benefits of the proposed merger may not be realized or may not be realized within the expected time period; (3) customer and employee relationships and business operations may be disrupted by the merger or the announcement of the merger, and the parties may be challenged in retaining key relationships both during the pendency of the merger and following the completion of the merger if that occurs; (4) the parties may not meet expectations regarding the timing of the proposed merger; (5) required regulatory approvals or the approval of Pacific Financial shareholders may not be obtained or such approvals may be more difficult, time-consuming or costly than expected; (6) there may be challenges in satisfying the other conditions to completion of the merger or the merger may fail to close for any other reason; (7) management’s attention may be diverted from ongoing business operations and opportunities due to the proposed merger; and (8) there may be potential negative impacts caused by the dilution resulting from Banner’s issuance of shares of Banner common stock in connection with the merger. Please refer to Banner’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 25, 2026, as well as Banner’s other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements. Forward-looking statements speak only as of the date they are made. All subsequent written and oral forward-looking statements concerning the proposed merger or other matters attributable to Banner or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Except as required by law, Banner does not undertake any obligation to update any forward-looking information contained in this press release, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
Banner will file a registration statement on Form S-4 with the SEC in connection with the proposed transaction. The registration statement will include a proxy statement of Pacific Financial that also constitutes a prospectus of Banner. After the registration statement is declared effective by the SEC, Pacific Financial will mail a definitive proxy statement/prospectus to its shareholders.

Before making any voting decision, the shareholders of Pacific Financial are advised to read the proxy statement/prospectus when it becomes available because it will contain important information about Banner, Pacific Financial, the merger agreement and the merger. When filed, this document and other documents relating to the merger filed by Banner can be obtained free of charge from the SEC’s website at www.sec.gov. These documents also can be obtained free of charge through Banner’s investor relations website at https://investor.bannerbank.com by clicking on “SEC Filings” under the “Financials” tab. Alternatively, these documents, when available, can be obtained free of charge from Banner upon written request to Banner Corporation, Attn: Investor Relations, 10 South First Avenue, Walla Walla, Washington 99362 or by calling (509) 527-3636. The contents of the websites referenced above are not deemed to be incorporated by reference into the registration statement or the proxy statement/prospectus.

Participants in the Solicitation
This press release does not constitute a solicitation of proxy, an offer to sell or a solicitation of an offer to sell any securities. Banner, Pacific Financial, and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Pacific Financial in connection with the proposed merger under SEC rules. Information about the directors and executive officers of Banner and Pacific Financial will be included in the proxy statement/prospectus for the proposed transaction filed with the SEC. These documents (when available) may be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

Information about such directors and executive officers of Banner and their direct or indirect interests, by security holdings or otherwise, can be found in Banner’s proxy statement in connection with its 2026 annual meeting of shareholders, as filed with the SEC on April 6, 2026, and other documents subsequently filed by Banner with the SEC. To the extent holdings of common stock by its directors or executive officers have changed since the amounts set forth in Banner’s proxy statement for its 2026 annual meeting of shareholders, such changes have been or will be reflected in filings with the SEC on Forms 3, 4, and 5. These documents can be obtained free of charge in the manner described above under “Additional Information and Where to Find It.”

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